Recording requested by
and when recorded mail to:

Thomas P. Manson, Esquire
Cook, Little, Rosenblatt, & Manson, p.l.l.c.
The Center of New Hampshire
650 Elm Street
Manchester, New Hampshire 03101

MORTGAGE, SECURITY AGREEMENT,

AND FIXTURE FILING

GREEN MOUNTAIN COFFEE ROASTERS, INC., a Vermont corporation having its chief executive offices at 33 Coffee Lane, Waterbury, Vermont 05676 ("Mortgagor"), for consideration paid, grants to FLEET NATIONAL BANK, a national banking association organized under the laws of the United States of America with an address of Mail Stop NH DE 01102A, 1155 Elm Street, Manchester, New Hampshire 03101 (together with its successors and assigns, the "Mortgagee"), acting as agent under the terms of that certain Credit Agreement dated as of even date herewith (as it may be amended from time to time, the "Credit Agreement") by and among the Mortgagor, Green Mountain Coffee Roaster Franchising Corporation (the ("Subsidiary"), the Mortgagee, and the banks that are parties thereto (the "Lenders"), to secure (i) the payment of a certain revolving line of credit loan of even date to Mortgagor and the Subsidiary, jointly and severally, from the Lenders in the principal amount of up to Twelve Million Five Hundred Thousand Dollars ($12,500,000.00) (the "Revolving Line of Credit Loan"), together with all accrued interest and other charges thereon; (ii) the payment of an Equipment Line of Credit Loan of even date to Mortgagor and the Subsidiary, jointly and severally, from the Lenders in the principal amount of up to Five Million Dollars ($5,000,000.00) (the "Equipment Line of Credit Loan"), together with all accrued interest and other charges thereon; (iii) the payment of a Term Loan of even date to Mortgagor and the Subsidiary, jointly and severally, from the Lenders in the principal amount of Fifteen Million Dollars ($15,000,000.00) (the "Term Loan"), together with all accrued interest and other charges thereon; (iv) the payment of a Swing Line Loan of even date to Mortgagor and the Subsidiary, jointly and severally, from Mortgagee in the principal amount of up to One Million Dollars ($1,000,000.00) (the "Swing Loan"), together with all accrued interest and other charges thereon (collectively, the Swing Loan, the Term Loan, the Equipment Line of Credit Loan and the Revolving Line of Credit Loan are sometimes hereinafter referred to as the "Loans" and the promissory notes evidencing each of the Loans being collectively referred to as the "Notes"); (v) the payment of all sums advanced in accordance herewith by Mortgagee in order to protect the security, priority and validity of this Mortgage, Security Agreement and Fixture Filing (the "Mortgage") (this Mortgage, the Credit Agreement, the Notes, and any other documents now or hereafter evidencing or securing the Notes, and any amendments, modifications, extensions, restatements or renewals of the foregoing are sometimes hereinafter collectively referred to as the "Loan Documents"); and (vi) the payment and performance of all of Mortgagee's payment and performance obligations under the Loan Documents, THE FOLLOWING DESCRIBED PROPERTY:

    The fixtures and other leasehold improvements (collectively, the "Improvements") as are located on certain real property located in Waterbury Vermont, as more particularly described on Schedule A attached hereto (the "Real Property"); and
    Mortgagor's rights, title and interest as lessee in, to and under a certain lease between Mortgagor and Pilgrim Partnership dated April 28, 1993, including any and all amendments, modifications, renewals, and extensions thereof, said notice of said lease having been recorded in the Waterbury, Vermont Land Records at Book __, Page ___ (collectively, the "Lease") and the leasehold estate created by such Lease (the "Leasehold Estate").

Collectively, the Improvements and the Leasehold Estate are hereinafter referred to as the "Premises".

The Mortgagor also grants a security interest in the following (collectively, the "Personal Property"):

(1) All fixtures, machinery and all other tangible personal property owned by Mortgagor intended for use with respect to the Premises, whether now or hereafter owned by the Mortgagor and now affixed or to be affixed, or now or hereafter located upon the Premises, including all appurtenant easements. The foregoing shall include, without limitation, all machinery, plant, plumbing, heating, lighting, refrigerating, ventilating and air conditioning apparatus and equipment, elevators and elevator machinery, boilers, tanks, motors, sprinkler and fire extinguishing systems, alarm systems, screens, awnings, screen doors, storm and other detachable windows and doors, perennial flowers, signage, and other equipment, machinery, furniture and furnishings, fixtures, and articles of personal property now and hereafter owned by the Mortgagor and now and hereafter affixed to, placed upon or used in connection with the operation of the Premises, and all other purposes whether or not included in the foregoing enumeration, together with cash proceeds and non-cash proceeds of all of the foregoing, all of which are covered by this Mortgage, whether or not such property is subject to prior conditional sales agreements, chattel mortgages or other liens, excepting inventory and personal property to be consumed or sold in the normal course of business of the Mortgagor. If the lien hereof on any fixtures or personal property is subject to a conditional sales agreement or chattel mortgage or security agreement covering such property, then upon an Event of Default under the Credit Agreement all the rights, title and interest of the Mortgagor in and to any and all deposits made thereon or therefor are hereby assigned to the Mortgagee, together with the benefit of any payments now or hereafter made thereon. There are also transferred, set over and assigned to the Mortgagee, its successors and assigns, all conditional sales agreements, leases and use agreements of machinery, equipment and other personal property of the Mortgagor in the categories hereinabove set forth and now and hereafter affixed to, placed upon or used in connection with the operation of the Premises under which the Mortgagor is the owner, lessee, or licensee of, and the Mortgagor agrees to execute and deliver to the Mortgagee specific separate assignments thereof to the Mortgagee of such leases and agreements when requested by the Mortgagee; and nothing herein shall obligate the Mortgagee to perform any obligations of the Mortgagor under such leases or agreements, unless it so chooses, which obligations the Mortgagor hereby covenants and agrees to well and punctually perform;

(2) All of the Mortgagor's right, title and interest in and to any governmental approvals, licenses, franchises, permits, grants, etc. with respect to the Premises, including, but not limited to, all approvals, licenses, and permits for the use and occupancy of the Premises;

(3) All goods, documents, instruments, general intangibles, chattel paper, accounts and contract rights (each as defined in the Uniform Commercial Code), deposits, and customer deposits related to the Premises;

(4) All eminent domain awards made and insurance proceeds paid with respect to the Premises;

(5) All trade names associated with the use or occupancy of the Premises;

(6) All books and records relating to Mortgagor's operation of the Premises;

(7) All contracts, agreements, warranties, including rights to return of deposits, prepaid premiums or other payments, relating to the construction, use or occupancy of the Premises;

(8) Any and all additions, accessions, substitutions or replacements to or for any of the foregoing;

(9) Any and all products and proceeds of any or all of the foregoing, including, without limitation, cash and cash equivalents, tax refunds and the proceeds, including interest, of insurance policies providing coverage against the loss or destruction of or damage to any of such collateral; and

(10) All of the Mortgagor's after-acquired property of the kinds and types described in the foregoing paragraphs.

(collectively, the Premises and the Personal Property are hereinafter sometimes referred to as the "Mortgaged Property").

As further security for payment of the indebtedness and performance of the obligations, covenants and agreements secured hereby, the Mortgagor hereby transfers, sets over and assigns to the Mortgagee:

(a) Any and all tenants, hereditaments, easements, rights of way, licenses, permits, approvals, profits, privileges and other appurtenances belonging, relating or pertaining to the Mortgaged Property;

(b) All rents, security deposits, issues and profits, revenues, royalties, bonuses, rights and benefits under any and all leases or tenancies now existing or hereafter created with respect to the Mortgaged Property or any part thereof, with the right to receive and apply the same to the indebtedness secured hereby, and the Mortgagee may demand, sue for and recover such payments, but shall not be required to do so; provided, however, that so long as an Event of Default has not occurred under the Credit Agreement, , the right to receive and retain such rents, issues and profits is reserved to the Mortgagor. To carry out the foregoing, the Mortgagor agrees (1) to execute and deliver to the Mortgagee such conditional assignments of leases and rents applicable to the Mortgaged Property as the Mortgagee may from time to time request, while this Mortgage and the debt secured hereby are outstanding, and further (2) not to cancel, accept a surrender of, reduce the rentals under, anticipate any rentals under, or modify any such leases or tenancies, or consent to an assignment or subletting thereof, in whole or in part, without the Mortgagee's written consent, which consent shall not be unreasonably withheld. Nothing herein shall obligate the Mortgagee to perform the duties of the Mortgagor as landlord or lessor under any such leases or tenancies, which duties the Mortgagor hereby covenants and agrees to well and punctually perform; and

(c) All judgments, awards of damages, insurance proceeds, and settlements hereafter made as a result or in lieu of any taking of the Mortgaged Property or any interest therein or part thereof under the power of eminent domain or for any damage or casualty (whether caused by such taking or otherwise) to the Mortgaged Property or any part thereof, including any award for change of grade of streets. The Mortgagee may apply all such sums or any part thereof so received on the indebtedness secured hereby in such manner as it elects, or, at its option, the entire amount or any part thereof so received may be released. The Mortgagor hereby irrevocably authorizes and appoints the Mortgagee its attorney-in-fact to collect and receive any such judgments, awards, proceeds, and settlements from the authorities or entities making the same, to appear in any proceeding therefor, to give receipts and acquittances therefor, and to apply the same to payment on account of the debt secured hereby, whether then matured or not. The Mortgagor will execute and deliver to the Mortgagee on demand such assignments and other instruments as the Mortgagee may require for said purposes and will reimburse the Mortgagee for its costs and expenses (including reasonable counsel fees) in the collection of such judgments and settlements.

If the Mortgagor, its successors or assigns, pays to the Mortgagee, or its successors or assigns, all amounts due under the Loan Documents and, complies with and performs fully and satisfactorily all terms and obligations as set forth in the Notes and the Loan Documents, then the Mortgage shall be discharged. Otherwise it shall remain in full force and effect.

1. Representations, Warranties and Covenants of the Mortgagor. In addition to the MORTGAGE COVENANTS, the Mortgagor further represents, warrants, covenants and agrees with the Mortgagee, its successors and assigns, as follows:

(a) Power and Authority. The Mortgagor is a corporation with all power, authority, and legal right to execute and deliver the Mortgage and to consummate the transactions contemplated herein; and, the execution and delivery of the Mortgage and the consummation of the transactions contemplated herein will not conflict with or result in a breach of the terms of any agreement or law or order of any court or governmental body;

(b) Title. The Mortgagor, for itself and its successors and assigns, does hereby covenant, grant and agree to and with the Mortgagee and its successors and assigns, that until the delivery hereof it is the lawful owner of the Mortgaged Property seized and possessed thereof in its own right, has full power and lawful authority to grant and convey the same in manner aforesaid, that the Mortgaged Property is free and clear from any encumbrance whatsoever excepting only those encumbrances described on Schedule B attached hereto, that it and its successors shall warrant and defend the same to the Mortgagee and its successors and assigns against the lawful claims and demands of any person or persons whatsoever, and that it will not hereafter cause or permit any lien to arise against the Mortgaged Property which is superior to the lien or security interest granted herein, except as provided in the Credit Agreement;

(c) Payment and Performance. To pay the Notes hereby secured and interest thereon as the same shall become due and payable, and also any other indebtedness that may accrue to the Mortgagee under the terms of this Mortgage, and to perform all other agreements set forth herein and in the Loan Documents;

(d) Insurance. That the Mortgagor will keep the Mortgaged Property insured against loss by fire and such other hazards, casualties and contingencies, and in manner, form, and with such companies as may be required by the Mortgagee. In no event shall the amount of coverage be less than one hundred percent (100%) of the insurable value thereof based on replacement cost, and in default thereof the Mortgagee shall have (in addition to other rights set forth herein) the right to obtain such insurance at the cost of the Mortgagor, such cost to be secured hereby. Such policy shall be endorsed with the standard Vermont mortgagee clause with loss payable to the Mortgagee, as its interest may appear, and an original certificate of insurance and/or copy of such policy shall be deposited with the Mortgagee and the Mortgagor shall deliver to the Mortgagee a certificate or copy of a new policy as replacement for any expiring policy at least fifteen (15) days before the date of such expiration; and that all such policies shall provide for not less than thirty (30) days written notice of cancellation from the insurer to theAdditionally, the Mortgagor shall maintain or cause to be maintained public liability insurance on the Premises in an amount acceptable to the Mortgagee (but in no event less than $5,000,000). If the Premises are located in an area which has been identified by the Secretary of Housing and Urban Development as a flood hazard area, it will keep the Premises insured against loss by flood for the term of the Notes, in an amount at least equal to the outstanding principal balance of the Notes or the maximum limit of coverage available for the Premises under the National Flood Insurance Act of 1968, whichever is less;

(e) Taxes and Assessments. That the Mortgagor will pay, before the same become delinquent or any penalty attached thereto for nonpayment, all taxes, assessments and charges of every nature that may now or hereafter be levied or assessed, upon the Premises or any part thereof, or upon the rents, issues, income or profits thereof, whether any or all of said taxes, assessments or charges be levied directly or indirectly, and will pay, before the same become delinquent or any penalty attached thereto for the nonpayment, all taxes which by reason of nonpayment create a lien prior to the lien of the Mortgage; and will thereupon submit to the Mortgagee such evidence of the due and punctual payment of such taxes, etc. as the Mortgagee may require;

(f) Maintenance of the Premises. That the Personal Property is in good working order and condition, and the Premises are free from structural defects. The Mortgagor will keep the Mortgaged Property protected in good order, repair and condition (reasonable wear and tear and casualty insured against excepted) at all times, promptly replacing any part thereof which may become lost, destroyed or unsuitable for use; and will not commit or suffer any strip or waste of the Mortgaged Property, or any violation of any law, regulation, ordinance or contract affecting the Mortgaged Property, and will not commit or suffer any demolition, removal or material alteration of the Mortgaged Property without the written consent of the Mortgagee. The Mortgagor shall maintain and preserve the parking areas, passageways and drives, now or hereafter existing on the Premises, and, without prior written consent of the Mortgagee, no building or other structure other than those currently in existence on the Premises shall be erected thereon and no additions to existing buildings shall be erected, in either case for a cost exceeding $100,000.00, without the prior written consent of the Mortgagee;

(g) Tax Escrow. After the occurrence of an Event of Default, the Mortgagor shall, upon request therefor by the Mortgagee, which request may be withdrawn and remade from time to time at the discretion of the Mortgagee, pay to the Mortgagee on a monthly basis as hereafter set forth a sum equal to the municipal and other governmental real estate taxes, personal property taxes, other assessments next due on the Mortgaged Property and all premiums next due for fire and other casualty insurance required of the Mortgagor hereunder, less all sums already paid therefor, divided by the number of months to lapse not less than one (1) month prior to the date when said taxes and assessments will become delinquent and when such premiums will become due. Such sums as estimated by the Mortgagee shall be paid with monthly payments of interest due pursuant to the terms of the Notes and such sums shall be held by the Mortgagee to pay said taxes, assessments and premiums before the same become delinquent. The Mortgagor agrees that should there be insufficient funds so deposited with the Mortgagee for said taxes, assessments and premiums when due, it will upon demand by the Mortgagee promptly pay to the Mortgagee amounts necessary to make such payments in full; any surplus funds may be applied toward the payment of the indebtedness secured by the Mortgage or credited toward future such taxes, assessments and premiums. If the Mortgagee shall have commenced foreclosure proceedings, the Mortgagee may apply such funds toward the payment of the Mortgage indebtedness without causing thereby a waiver of any rights, statutory or otherwise, and specifically such application shall not constitute a waiver of the right of foreclosure hereunder. The Mortgagor hereby assigns to the Mortgagee all the foregoing sums so held hereunder for such purposes;

(h) Books and Records; Financial Statements. That the Mortgagor shall maintain full and correct books and records showing in detail the earnings and expenses of the Mortgaged Property and will permit the Mortgagee and its representatives to examine said books and records and all supporting vouchers and data any time from time to time upon request by the Mortgagee.

(i) Other Proceedings. That if any action or proceeding be commenced, excepting an action to foreclose the Mortgage or to collect the debt hereby secured, to which action or proceeding the Mortgagee is made a party by reason of the execution of the Mortgage or the Notes, or in which it becomes necessary to defend or uphold the lien of the Mortgage, all reasonable sums paid by the Mortgagee for the expense of any litigation to prosecute or defend the rights and lien created hereby, including attorneys' fees, shall be paid by the Mortgagor, together with interest thereon from date of payment at the highest rate specified in the Notes, and any such sum, and the interest thereon, shall be immediately due and payable and be secured hereby, having the benefit of the lien hereby created, as a part thereof and of its priority. The Mortgagee shall give the Mortgagor prompt notice of the initiation of any such action or proceeding;

(j) Consent to Release, Etc. Without affecting the liability of the Mortgagor or any other person (except any person expressly released in writing) for payment of any indebtedness secured hereby or for performance of any obligation contained herein or in the Loan Documents, and without affecting the rights of the Mortgagee with respect to any security not expressly released in writing, the Mortgagee may at any time and from time to time, either before or after the maturity of the Notes and without notice or consent:

(i) Release any person liable for payment of all or any part of the indebtedness evidenced by the Notes or for performance of any obligation contained in the Loan Documents;

(ii) Make any agreement extending the time or otherwise altering the terms of payment of all or any part of the Notes indebtedness, or modifying or waiving any obligation in the Loan Documents, or subordinating, modifying or otherwise dealing with the lien or charge hereof;

(iii) Exercise or refrain from exercising or waive any right the Mortgagee may have hereunder, in the Loan Documents, or by law;

(iv) Accept additional security of any kind; or

(v) Release or otherwise deal with any property, real or personal, securing the indebtedness, including all or any part of the Premises;

(k) Leases. The Mortgagee must examine and approve (which approval will not be unreasonably withheld) in writing prior to execution, delivery and commencement thereof, all leases, tenancies and occupancies of the Premises entered into by the Mortgagor; and the Mortgagor at its cost and expense, upon request of the Mortgagee, shall cause any parties in possession of the Premises under any such leases, tenancies and occupancies, not so approved, to vacate the Premises immediately; and the Mortgagor acknowledges that the Mortgagee may from time to time at its option enter upon the Premises and take any other action in court or otherwise to cause such parties to vacate the Premises; the costs and expenses of the Mortgagee in so doing shall be paid by the Mortgagor to the Mortgagee on demand thereof and shall be part of the indebtedness secured by the Mortgage as costs and expenses incurred to preserve and protect the security; such rights of the Mortgagee shall be in addition to all its other rights as the Mortgagee, including the right of foreclosure, for breach by the Mortgagor in the requirements of this paragraph;

(l) Due on Sale. This Mortgage is not assignable or assumable and if all or any part of the Mortgaged Property is sold or conveyed or if there are transfers of any interests in the Mortgagor, then the Mortgagee may, at its option, require immediate payment in full of all sums secured by this Mortgage;

(m) Liens. The Mortgagor shall not hereafter, without the prior written consent of the Mortgagee, grant any other mortgage, lien or security interest in the Mortgaged Property;

(n) Underground Tanks. The Mortgagor will comply with the laws of the State of Vermont relating to the inspection and replacement of underground fuel storage tanks located on the Premises;

(o) Flood Hazard; Hazardous Waste. The Mortgagor represents and warrants that the Premises are not located in an "area of Special Flood Hazard", as that term is defined in the National Flood Insurance Act of 1968 (as amended and supplemented by the Flood Disaster Protection Act of 1973), and that the Premises do not contain any oil, hazardous wastes, hazardous substances, hazardous materials, toxic substances or toxic pollutants (collectively, "Hazardous Materials"), as those terms are used in the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Hazardous Materials Transportation Act and the Toxic Substances Control Act, the Clean Air Act, the Clean Water Act, or any similar state or local law, or in any regulations promulgated pursuant thereto, or in any other applicable law (collectively, "Hazardous Waste Laws"). The Mortgagor further represents and warrants that no asbestos is present in or has been used in the construction of the Premises. The Mortgagor covenants to strictly comply with the requirements of all Hazardous Waste Laws and to promptly notify the Mortgagee of the presence in or on the Premises of any materials, the use, storage, transportation or disposal of which is regulated by the Hazardous Waste Laws (and immediately to notify Mortgagee if at any time there is a discharge, deposit, injection, dumping, spilling, leaking, incineration or placing of any Hazardous Materials into or on the Premises or if, at any time, the use, generation, storage, treatment, disposal, or transportation of any Hazardous Materials in, on, to, or from the Premises is in violation of any law.) The Mortgagor hereby covenants to protect, indemnify, and hold the Mortgagee harmless from and against all, loss, cost, damage and liability, including attorneys' fees and costs of litigation, suffered or incurred by the Mortgagee on account of the presence of any Hazardous Materials in, on, or under the Premises, including, without limitation, any such loss, cost, damage or liability arising from a violation of any Hazardous Waste Laws. The Mortgagor covenants not to permit any tenants or other occupants of the Premises to use any portion or all of the Premises for the use, generation, treatment, storage, disposal, or transportation of Hazardous Materials, except with the prior written consent of the Mortgagor and in compliance with all applicable laws and regulations. Mortgagee, at its election and in its sole discretion and without notice, may (but shall not be obligated to) cure any failure on the part of Mortgagor or any occupant of the Premises so as to comply with the foregoing and any all applicable laws in furtherance thereof, including, without limitation (i) arrange for the clean up or containment of Hazardous Materials found in, on, or near the Premises and pay for such clean up and containment costs and costs associated therewith; (ii) pay on behalf of Mortgagor or any occupant of the Premises, any fines or penalties imposed on Mortgagor or any occupant by any federal, state, or local governmental agency or authority in connection with such Hazardous Materials; and (iii) make any other payment or perform any other act which may prevent a release of Hazardous Materials, facilitate the clean up thereof, and/or prevent a lien from attaching to the Premises. Any partial exercise by Mortgagee of the remedies hereinabove set forth or any partial undertaking on the part of Mortgagee to cure Mortgagor's failure or any failure by an occupant of the Premises to comply with all applicable laws, shall not obligate Mortgagee to complete the actions taken or require Mortgagee to expend further sums to cure Mortgagor's or any such occupants' non-compliance; neither shall the exercise of any remedy operate to place upon the Mortgagee any responsibility for the operation, control, care, management or repair of the Premises, or make the Mortgagee the "operator" or "generator" of the Premises within the meaning of Hazardous Waste Laws. The Mortgagee, by making any such payment or incurring any such costs, shall be subrogated to any rights of the Mortgagor or any occupant on the Premises to seek reimbursement from any third parties, including without limitation, the predecessor in interest to the Mortgagor's title or a predecessor to the occupant's use of the Premises who may be a "responsible party" under the Hazardous Waste Laws, in connection with the presence of such materials in, on or near the Premises. Mortgagee, in the reasonable exercise of its discretion and with reasonable notice under the circumstances, may, at any time, without regard to whether Mortgagor is in default, cause one or more environmental assessments of the Premises to be undertaken. Environmental assessments may include a detailed visual inspection of the Premises, including, without limitation, all storage areas, storage tanks, drains, drywells, and leaching areas, as well as the taking of soil samples, surface water samples, and ground water samples, and such other investigation or analysis as is necessary or appropriate for a complete assessment of the compliance of the Premises and the use and operation thereof with all Hazardous Waste Laws;

(p) Future Advances. Future advances from the Mortgagee shall be secured by this Mortgage as evidenced by the Notes secured hereby;

(q) Compliance with Laws, Etc. The Premises and the Mortgagor's use and occupancy thereof comply in all material respects with all applicable zoning, building, environmental, and other laws, ordinances, and regulations. The Mortgagor has no knowledge of any claim of any violation of any such legal requirements. The Mortgagor will comply, and will cause any tenant or person occupying the Premises to comply, with all applicable laws, regulations, covenants, rules, ordinances, statutes, codes, permits, orders and decrees applicable to the Mortgagor, the Mortgaged Property, or the use, occupancy or condition of the Premises. The Mortgagor, if an entity other than a natural person, will, so long as the indebtedness secured hereby remaining outstanding, do all things necessary to preserve and keep in full force and effect its existence, franchises, rights and privileges as such an entity under the laws of the state of its incorporation or creation including, without limitation, the payment of all fees and other charges required in connection therewith. The Mortgagor shall have the right to contest by appropriate legal proceedings, but without cost or expense to the Mortgagee, the validity of any laws, ordinances, orders, rules, regulations and assessments affecting the Mortgagor or the Mortgaged Property if compliance therewith may legally be held in abeyance without the sufferance of any charge, lien or liability against the Mortgaged Property, and the Mortgagor may postpone compliance therewith until the final determination of any such proceedings, provided they shall be prosecuted with due diligence and dispatch, and if any lien or charge is incurred, the Mortgagor may, nevertheless, make the contest and delay compliance, provided the Mortgagee is furnished with security, reasonably satisfactory to it, against any loss or injury by reason of such non-compliance or delay;

(r) Mechanics Liens, Etc. The Mortgagor will pay, as the same shall become due, all lawful and uncontested claims and demands of mechanics, materialmen, laborers and others which, if unpaid, might result in, or permit the creation of, a lien on the Mortgaged Property or on the revenues, rents, issues, income and profits arising therefrom. The Mortgagor will not create or permit to be created and will promptly discharge any mortgage, lien, or charge on the Mortgaged Property or on the interest of the Mortgagor or the Mortgagee therein, and the Mortgagor will do or cause to be done everything necessary so that the lien hereof shall be fully preserved, at the cost of the Mortgagor, without expense to the Mortgagee; and

(s) Performance of Obligations under the Lease. The Mortgagor shall keep, perform, and otherwise comply with each and every covenant, restriction, agreement, and provision in the Lease required to be kept, performed, or complied with by the Mortgagor. The Mortgagor shall notify the Mortgagee immediately of any defaults under the Lease (whether by the lessor or the Mortgagor) and shall not take any action to modify, amend, or terminate the Lease without the Mortgagee's express written consent.

2. Payments by the Mortgagee. If the Mortgagor shall neglect or refuse to keep in good repair the Property, to replace the same as herein agreed, to maintain and pay the premiums for insurance which may be required under Paragraph 1(d) or to pay and discharge all taxes, assessments, charges and liens of every nature and to whomever assessed, as provided for in Paragraphs 1(e) and 1(r), the Mortgagee may, at its election, cause such repairs or replacements to be made, obtain such insurance or pay said taxes, assessments, charges and liens, and any amounts paid as a result thereof, together with interest thereon at the highest rate of interest specified in the Notes secured hereby from the date of payment, shall be immediately due and payable by the Mortgagor to the Mortgagee, and until paid shall be added and become part of the principal debt secured hereby, and the same may be collected as a part of said principal debt in any suit herein or upon the Notes; or the Mortgagee, by the payment of any tax, assessment or charge, may, if it sees fit if allowed by law, be thereby subrogated to the rights of the state, county, village and all political or governmental subdivisions. No such advances shall be deemed to relieve the Mortgagor of any default hereunder or impair any right or remedy consequent thereon, and the exercise of the rights to make advances granted in this paragraph shall be optional with the Mortgagee and not obligatory, and the Mortgagee shall not in any case be liable to the Mortgagor for a failure to exercise any such right. The Mortgagee shall have no responsibility with respect to the legality, validity and priority of any such claim, lien, encumbrance, tax, assessment and premium, and of the amount necessary to be paid in satisfaction thereof.

3. Events of Default.

(a) An Event of Default under the Credit Agreement shall be deemed an "Event of Default" hereunder; and

(; or

(b) Any uninsured loss, theft, damage, or destruction of any substantial portion of any of the Mortgaged Property shall be deemed an "Event of Default" hereunder.

Upon the occurrence of any Event of Default, the Mortgagee, or its successors or assigns, may forthwith exercise all of the rights and remedies provided in this Section, in Sections 4, 5, and 6 hereinbelow, in the Credit Agreement and in any of the other Loan Documents, or which may be available to the Mortgagee by law. Notwithstanding any other provisions set forth herein and without limitation thereof, this Mortgage is upon the STATUTORY CONDITIONS, for any breach of which Mortgagee shall have the STATUTORY POWER OF SALE.

4. Possession by Mortgagee.

(a) If the Mortgagee shall take possession of the Mortgaged Property as permitted hereby, then in addition to, and not in limitation of, the Mortgagee's other legal remedies, the Mortgagee may:

(i) hold, manage, operate, and lease the Mortgaged Property to the Mortgagor or to any other entity on such terms and for such period(s) of time as the Mortgagee may deem proper, and the provisions of any lease made by the Mortgagee pursuant hereto shall be valid and binding upon the Mortgagor notwithstanding the fact that the Mortgagee's right of possession may terminate or this Mortgage may be satisfied of record prior to the expiration of the term of such lease;

(ii) make such alterations, additions, improvements, renovations, repairs, and replacements to the Mortgaged Property, and remodel such improvements, as the Mortgagee may deem necessary or appropriate for the continuance of the Mortgagor's business or preservation of the value of the Mortgaged Property; and ;

(iii) collect the rents, issues, and profits arising from the Mortgaged Property, past due and thereafter becoming due, and apply the same to the payment of all charges and commissions incidental to the collection of rents, the management of the Mortgaged Property, and thereafter to the obligations and all sums or charges required to be paid by the Mortgagor hereunder; and

(iv) take any other action the Mortgagee deems necessary or appropriate in its sole discretion to preserve, protect, or improve the Mortgaged Property;

(b) All monies advanced by the Mortgagee for the above purposes and not repaid out of the rents collected shall immediately and without demand be repaid by the Mortgagor to the Mortgagee, together with interest thereon at the highest rate provided in the Notes, and shall be added to the principal indebtedness secured hereby;

(c) The taking of possession and the collection of rents by the Mortgagee as described above shall not be construed to be an affirmation of any lease of the Mortgaged Property or any part thereof, and the Mortgagee, or any purchaser at any foreclosure sale, may terminate any such lease at any time, whether or not such taking of possession and collection of rents has occurred; and

(d) Mortgagor hereby indemnifies and holds Mortgagee harmless from and against any liability or damage which Mortgagee may incur with respect to the taking possession of the Mortgaged Property and in the exercise and performance, and good faith, of its rights and duties otherwise set forth in this Section.

5. Foreclosure of Premises Pursuant to Statutory Power of_Sale.

(a) Upon an Event of Default, the Mortgagee or its legal representatives or assigns may foreclose this mortgage and exercise such other rights as it may have, including, but not limited to, the POWER OF SALE under 12 V.S.A. Sections 4531 a et seq., without first commencing a foreclosure action or obtaining a foreclosure decree, and may give such notices and to do all other actions, including the giving of a foreclosure deed upon completion of the foreclosure sale, as permitted or required by 12 V.S.A. Section 4531 a-4553 to foreclose a mortgage without judicial action.

(b) If the provisions of the Uniform Commercial Code apply to any property or security given to secure the indebtedness secured hereby which is sold with or as a part of the Premises, or any part thereof, at one or more foreclosure sales, any notice required under such provisions shall be deemed commercially reasonable and fully satisfied by the notice provided to be given hereby in execution of the POWER OF SALE; and

(c) The Mortgagee may resort to any remedies and the security given by the Loan Documents in whole or in part, and in such portions and in such order as may seem best to the Mortgagee in its sole discretion, and the Mortgagor waives all rights to a marshaling of its assets.

6. UCC Sale of Personal Property. The Mortgage is intended to be and is a security agreement and financing statement with respect to the Personal Property pursuant to, and in accordance with, the terms of the Uniform Commercial Code as adopted by the State of Vermont ("UCC"). Upon an Event of Default, the Mortgagee may, at its discretion, require the Mortgagor to assemble the Personal Property and make it available to the Mortgagee at a place reasonably convenient to both parties to be designated by the Mortgagee. The Mortgagee shall give the Mortgagor notice, by registered mail, postage prepaid, of the time and place of any public sale of any of the Personal Property or of the time any private sale or other intended disposition thereof is to be made by sending notice to the Mortgagor at least ten (10) days before the time of the sale or other disposition, which provisions for notice the Mortgagor and the Mortgagee agree are reasonable; provided, however, that nothing herein shall preclude the Mortgagee from proceeding as to both the Personal Property and the Premises, in accordance with the Mortgagee's rights and remedies in respect of the Premises. The Mortgagee shall have all of the remedies of a secured party under the Uniform Commercial Code as now in effect in the State of Vermont, and such further remedies as may from time to time hereafter be provided in Vermont for a secured party. The Mortgagor agrees that all rights of the Mortgagee as to the Personal Property and the Premises may be exercised together or separately and further agrees that in exercising its power of sale as to the Personal Property and the Premises, the Mortgagee may sell the Personal Property or any part thereof, either separately from or together with the sale of the Premises or any part thereof, all as the Mortgagee may in its discretion elect. Mortgagor warrants, for UCC purposes, that its principal place of business is in Waterbury, Vermont and that Mortgagor has no other place of business in Vermont.

7. Joint and Several Liability. If the Mortgagor be more than one party, such parties shall be jointly and severally liable under any and all obligations, covenants and agreements of the Mortgagor contained herein or in any of the other Loan Documents, and any reference herein to "Mortgagor" shall mean and refer to such parties individually and collectively.

8. General Provisions. The Mortgagor and the Mortgagee further agree that:

(a) Homestead. There is no homestead interest in the Premises.

(b) Waivers.

(i) Except as otherwise specifically provided in this Mortgage, the Notes and the other Loan Documents, the Mortgagor waives demand, notice of any action taken in reliance on this Mortgage, and all other demands and notices of any description;

(ii) No delay or omission on the part of the Mortgagee in exercising any right or remedy hereunder shall operate as a waiver of such right or remedy or of any other right or remedy under this Mortgage. A waiver on any one occasion shall not be construed as a bar to or waiver of any such right and/or remedy on any future occasion. No single or partial exercise of any power hereunder shall preclude other or future exercise thereof or the exercise of any other right; and

(iii) That receipt and disposition of rents, income of the Mortgaged Property, insurance proceeds, eminent domain awards, or any other sums under the provisions of the Loan Documents by the Mortgagee shall not be a waiver or release of any rights of the Mortgagee, including but not limited to, the right of foreclosure or acceleration of the Notes, whether such receipt or disposition shall be before or after exercise of any such rights.

(c) Binding Agreement. This Mortgage shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, legal representatives, successors, and permitted assigns; provided, however, that any assumption of any obligations of Mortgagor hereunder shall not constitute a release of the party whose obligation is being assumed without the Mortgagee's prior written consent.

(d) Amendment. This Mortgage shall not be changed in any respect except by written instrument signed by the parties hereto.

(e) Governing Law. This Mortgage and all rights and obligations hereunder, including matters of construction, validity, and performance, shall be governed by the laws of the State of Vermont.

(f) Severability. If any term, condition, or provision of this Mortgage or the application, thereof to any person or circumstance shall, to any extent, be held invalid or unenforceable according to law, then the remaining terms, conditions, and provisions of this Mortgage, or the application of any such invalid or unenforceable term, condition or provision to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby, and each term, condition, and provision of this Mortgage shall be valid and enforced to the fullest extent permitted by law.

(g) Headings. The descriptive headings of the sections of this Mortgage have been inserted for convenience and reference only and shall not control or affect the meaning or construction of any of the contents hereof.

(h) Estoppel Certificate. The Mortgagor, within five (5) days after being given notice as provided below, will furnish to the Mortgagee a written statement duly acknowledged by the Mortgagor or its representative certifying the principal amount then outstanding on the Notes and certifying that no offsets or defenses exist against the Mortgage indebtedness.

(i) Notices. All notices, requests, demands and other communications provided for hereunder shall be in writing (including telegraphic communication) and shall be either mailed by certified mail, return receipt requested, or delivered by overnight courier service, to the applicable party at the addresses first set forth above, or, as to each party, at such other address as shall be designated by such parties in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communication shall be effective on the date of first attempted delivery.

(j) Gender and Number. All words denoting gender or number shall be construed to include any other gender or number as the context and facts require.

(k) Conflict with other Loan Documents. In the event of any conflict between the terms, covenants, conditions and restrictions contained in the Loan Documents, the term, covenant and condition or restriction which grants the greater benefit upon the Mortgagee shall control. The determination as to which term, covenant, condition or restriction is the more beneficial shall be made by the Mortgagee in its sole discretion.

(l) Waiver of Right of Exemption. The Mortgagor, for the consideration aforesaid, hereby waives all rights of exemption in the Mortgaged Property as the same are now or here after provided by virtue of the Bankruptcy provisions of the United States Code, including, without limitation, 11 U.S.C. 522.

(m) Rights Cumulative. All rights and remedies set forth herein and in the Loan Documents shall be cumulative and concurrent, and may be pursued, singly, successively, or together, at the Mortgagee's sole discretion, and may be exercised as often as occasion therefor shall occur; Mortgagor expressly waives the application of any doctrine of marshaling of assets.

IN WITNESS WHEREOF, the Mortgagor and the Mortgagee have caused this Mortgage to be executed as of the 30th day of August, 2002.

MORTGAGOR:

                                                    GREEN MOUNTAIN COFFEE ROASTERS,INC.

/s/ H. Kenneth Merritt, Jr.             By: /s/ William G. Hogan

Witness                                         William G. Hogan, Vice President

MORTGAGEE:

                                                    FLEET NATIONAL BANK

/s/ Tomas P. Manson By:               /s/ Kenneth R. Sheldon

Witness                                         Kenneth R. Sheldon, Vice President

STATE OF NEW HAMPSHIRE

COUNTY OF HILLSBOROUGH, SS.

On this the 30th day of August, 2002, before me, the undersigned notary personally appeared William G. Hogan, who acknowledged himself to be a Vice President of Green Mountain Coffee Roasters, Inc., a corporation, and that he, as such authorized officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as such authorized officer.

/s/ Thomas P. Manson

Notary Public

STATE OF NEW HAMPSHIRE

COUNTY OF HILLSBOROUGH, SS.

On this the 30th day of August, 2002, before me, the undersigned notary personally appeared Kenneth R. Sheldon, who acknowledged himself to be a Vice President of Fleet National Bank, a bank, and that he, as such authorized officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as such authorized officer.

/s/ Thomas P. Manson

Notary Public

CONSENT OF LESSOR

The undersigned, Pilgrim Partnership, L.L.C. ("Lessor"), lessor under the Lease, hereby acknowledges receipt of a copy of this Mortgage, Security Agreement and Fixture Filing and agrees that the Mortgagee is entitled to receive all notices required or permitted to be given to the lessee under the terms of the Lease. Lessor agrees that in the event the Mortgagee either accepts a deed (or assignment) in lieu of foreclosure from the Mortgagor or forecloses the lien of this mortgage, then the Lease shall remain in full force and effect pursuant to its terms provided that either the Mortgagee or such other party as may acquire title to the Mortgaged Property ("New Lessee") pays and performs all of the covenants and agreements contained in the Lease required to be paid or performed by the lessee thereunder. Upon any event of default by the Mortgagor under the Lease, the Lessor covenants and agrees that the Lessor shall take no action to effect a termination of the Lease by reason of any such default without first giving to the Mortgagee reasonable time within which either (i) to obtain possession of the Mortgaged Property (including possession by a receiver) and cure such default in the case of a default which is susceptible of being cured when the Mortgagee has obtained possession, or (ii) to institute foreclosure proceedings and complete such foreclosure, or otherwise acquire the Mortgagor's interest under the Lease with diligence and continuity, in the case of a default which is not so susceptible of being cured by the Mortgagee and any such default shall be deemed to have been waived by the Lessor upon the completion of such foreclosure or acquisition of the Lessee's interest. The agreements set forth herein are intended to and shall survive the giving of a deed in lieu of foreclosure and/or any foreclosure proceeding and shall be binding upon and inure to the benefit of Lessor and the Mortgagee and their respective successors and assigns.

WITNESS: ________________________________	PILGRIM PARTNERSHIP, LLC. By:_________________________________ Member, Duly Authorized
________________________________	FLEET NATIONAL BANK By:_________________________________ Signature and Title, Duly Authorized

STATE OF VERMONT

COUNTY OF WASHINGTON

On this __ day of August, 2002, before me, the undersigned officer, personally appeared _______________, who acknowledges him/herself to be a Member of Pilgrim Partnership, L.L.C> a Vermont limited liability company (the "Company'), and that s/he, as such Memberr, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the Company p by him/herself as such Member.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

___________________________________

Justice of the Peace, Notary Public

STATE OF NEW HAMPSHIRE

COUNTY OF HILLSBOROUGH

On this __ day of August, 2002, before me, the undersigned officer, personally appeared _______________, who acknowledges him/herself to be the _____________of Fleet National Bank, a bank incorporated under the laws of the State of New Hampshire, and that s/he, as such _______________, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the Bank by him/herself as _________________________.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

___________________________________

Justice of the Peace, Notary Public

SCHEDULE A

DESCRIPTION OF PREMISES

A parcel of land with appurtenances thereto and improvements thereon, being all and the same land and premises conveyed to Pilgrim Partnership by warranty deed of John S. Reynolds dated November 13, 1986 and recorded in Book 103 Page 432 of the Waterbury Land Records, and more particularly described therein as follows:

"Beginning at an iron rod in the most westerly corner of land conveyed to John S. Reynolds and Richard G. Hutchins, d/b/a Environmental Industrial Associates by warranty deed of Environmental Industrial Corporation dated December 30, 1977 and recorded in Volume 82 at Page 256 of the Waterbury Land Records; thence S 21 degrees 48' E 403 feet +/- to an iron rod; thence N 68 degrees 12' E 73.8 feet to a point; thence N 21 degrees 48' W 5.0 feet to a point; thence N 68 degrees 12' E 70.0 feet to a point; thence S 21 degrees 48' E 5.0 feet to a point; thence N 68 degrees 12' E 54.32 feet to a spike in concrete; thence N 68 degrees 12' E 35.18 feet to an iron rod; thence S 21 degrees 48' E 72.28 feet to an iron rod in a 137.10 foot radius curve to the left; thence northwesterly 80.13 feet along said curve to an iron rod at its point of tangency; thence N 27 degrees 57' W 327.67 feet to the point of curvature of a 64.56 foot radius curve to the right; thence northeasterly 108.43 feet along said curve to an iron rod at its point of tangency; thence S 68 degrees 17' W 25.80 feet to an iron rod; thence S 68 degrees 17' W 70.2 feet to an iron pipe; thence S 68 degrees 17' W 50.04 feet to an iron rod; thence S 68 degrees 17' W 131 feet +/- to the iron rod marking the place of beginning, containing 2.1 acres."

Said land and premises are shown as the parcel of land designated as Lot 1 on a map plan entitled "Environmental Industrial Associates, Waterbury, Vt." Prepared by Glenn R. Towne, Registered Land Surveyor, dated April, 1982, revised on November 3, 1986, and filed in Map Book 3 at Page 27 of the Waterbury Land Records.

SCHEDULE B

DESCRIPTION OF ENCUMBRANCES